EXHIBIT 21

                        PennFed Financial Services, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                             Percentage              State
                                                                                of             of Incorporation
        Parent                                Subsidiary                     Ownership          or Organization
--------------------------------      ---------------------------            ----------        ----------------

PennFed Financial Services, Inc.      Penn Federal Savings Bank                 100%           United States

PennFed Financial Services, Inc.      PennFed Capital Trust II                  100%           Delaware

PennFed Financial Services, Inc.      PennFed Capital Trust III                 100%           Delaware

Penn Federal Savings Bank             Penn Savings Insurance Agency, Inc     .  100%           New Jersey

Penn Federal Savings Bank             Ferry Development Holding Co.             100%           Delaware

Penn Federal Savings Bank             Eagle Rock Investment Corp.               100%           New Jersey

Penn Federal Savings Bank             PennFed Title Service Corporation         100%           New Jersey

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